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                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 3, 1999 relating to the financial statements and the financial statement schedule, which appear in the FaxSav Incorporated Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the references to us under the heading "Experts" in such Registration Statement.



                                         /S/ PricewaterhouseCoopers, LLP
                                         -------------------------------
                                         PricewaterhouseCoopers, LLP


June 1, 1999
Florham, Park, New Jersey